UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 11, 2019

OXFORD IMMUNOTEC GLOBAL PLC

(Exact name of registrant as specified in its charter)

England and Wales

(State or other jurisdiction

of incorporation)

001-36200	98-1133710
(Commission File Number)	(IRS Employer Identification No.)

94C Innovation Drive, Milton Park, Abingdon OX14 4RZ, United Kingdom

(Address of principal executive offices)

Registrant’s telephone number including area code +44 (0) 1235 442780

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, £0.006705 nominal value per share	OXFD	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 11, 2019, Oxford Immunotec Ltd. (“OI Ltd.”), a wholly owned subsidiary of Oxford Immunotec Global PLC (“Registrant”), entered into a Sixth Amendment to Distributorship Agreement (“Sixth Amendment”) with Fosun Long March Medical Science Co. Ltd. and Shanghai Xin Chang Medical Device Co. Ltd. (collectively “Distributors”). The Sixth Amendment amends the Distributorship Agreement between the parties dated October 8, 2013, as amended on April 22, 2015, November 3, 2016, December 20, 2017, June 5, 2018 and September 17, 2018, pursuant to which Distributors purchase T-SPOT®.TB test kits from OI Ltd. for distribution in China (“Agreement”). The Sixth Amendment sets forth modified purchase requirements and conditional rebates to which Distributor would be entitled assuming such purchase requirements are met. Further, the Amendment provides for a conditional marketing allowance for the 2019 contract year.

The foregoing description of the Sixth Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full and complete terms of the Sixth Amendment, which will be filed as an exhibit to the Registrant’s next periodic report.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2019

OXFORD IMMUNOTEC GLOBAL PLC

By:	/s/ Matthew T E McLaughlin

Name:	Matthew T E McLaughlin
Title:	Chief Financial Officer